Petroleum Development Corporation
Q1 2008 Earnings Release
May 13, 2008
Steven R. Williams, CEO
Richard W. McCullough, President & CFO
NASDAQ GSM:PETD

Disclaimer
The following information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

These statements are based on certain assumptions and analyses made by Management in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances.  However, whether actual results and developments will conform with Management’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Petroleum Development Corporation; actions by competitors; changes in laws or regulations; and other factors, many of which are beyond the control of Petroleum Development Corporation.

You are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied, as more fully discussed in our safe harbor statements found in our SEC filings, including, without limitation, the discussion under the heading “Risk Factors” in the company’s annual report on Form 10-K.

All forward-looking statements are based on information available to Management on this date and Petroleum Development Corporation assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

This material also contains certain non-GAAP financial measures as defined under the Securities and Exchange Commission rules.

Steven R. Williams
Chairman & CEO

Quarterly Highlights
•	Quarterly production in line with guidance and 59% higher year over year
•	Key Financial Metrics (comparisons to 1st Quarter of 2007)
–	Oil & Gas Sales up 111%
–	Average Sales Prices per Mcfe up 32% to $8.45 or $1.07 above guidance
–	Adjusted cash flow from operations(1) increased $20.6 million or 104%
–	Adjusted net income(2) $11.2 million or $0.75 per diluted share including impact of $3.2 million of non-recurring G&A
•	Increased use of fixed price derivatives in 2008 securing cash flows and ability to meet CAPEX plans
•	Longer terms and greater use of derivatives increased non-realized gains and losses for out of period derivatives

(1)	See Slide 24 for GAAP reconciliation of Adjusted cash flow from operations
(2)	See Slide 23 for GAAP reconciliation of Adjusted net income

See Slide 2 regarding Forward Looking Statements

Historical Pricing {Graphic}

Increasing Production {Graphic}
•	59% improvement over 1Q 2007
•	Record 8.5 Bcfe 1Q 2008
•	On track to produce 38.6 Bcfe in 2008

See Slide 2 regarding Forward Looking Statements

Increasing Estimated Proved Reserves {Graphic}
•	Anticipate greater than 750 Bcfe proved reserves for YE 2008
–	Additions through both the drill bit and acquisitions
–	Anticipate reserve improvements in Grand Valley, Wattenberg, Neco, and Appalachian
–	Potential for additional reserves in the Marcellus & Barnett Shale

See Slide 2 regarding Forward Looking Statements

Drilling Activity {Graphic}

2008 Production Forecast {Graphic}
•	Estimated 2008 Production of 38.6 Bcfe
–	Plus .6 Bcfe due to CAPEX increase
•	Estimated 2008 Net Exit Rate near 132 MMcfe/d
•	Current production in line with forecast
•	Aggressive second and third quarter completion program
•	Expect NECO volumes to increase Q3 2008 with added compression

See Slide 2 regarding Forward Looking Statements

2008 Production Forecast

2008 Forecast by Area (MMcfe)

			Forecast (1)
Area	1Q Actual	Actual/Forecast	1Q	2Q	3Q	4Q	2008
Rocky Mountain	7,121	101%	7,051	7,480	8,067	10,052	32,650
Appalachia	974	100%	974	1,001	1,164	1,264	4,402
Michigan	384	99%	389	388	387	383	1,547
Company Total	8,480	101%	8,414	8,869	9.618	11,698	38,600

Rocky Mountain Forecast by Area (MMcfe)

			Forecast (1)
Area	1Q Actual	Actual/Forecast	1Q	2Q	3Q	4Q	2008
Wattenberg	3,389	110%	3,088	3,344	3,347	3,446	13,224
Grand Valley	2,606	92%	2,833	2,676	3,062	4,761	13,332
NECO	1,057	98%	1,077	1,370	1,583	1,735	5,765
North Dakota	68	131%	52	88	74	109	323
Rocky Mountain Total	7,121	101%	7,051	7,480	8,067	10,052	32,650

Major Operating Area Highlights
•	Wattenberg - activity level above plan
•	Grand Valley - severe winter and snow conditions
•	Appalachian - ongoing enhancements in Castle acquisition

See Slide 2 regarding Forward Looking Statements

2008 Q2 Developments
•	Recently increased capital budget in Grand Valley by $40MM resulting in 20 additional net wells
•	NECO gathering system anticipated start-up June 2008
•	Detailed technical evaluation of Marcellus underway
•	Through aggressive second quarter Grand Valley completions and the startup of the NECO gathering system, the Turned In Line schedule for both areas will be accelerated
•	First Barnett Shale completion scheduled early June 2008

See Slide 2 regarding Forward Looking Statements

Q1 2008 Financial Results
Richard W. McCullough
President & CFO

Summary Financial Results {Graphic}

Summary Financial Results {Graphic}

Summary Financial Results {Graphic}

Summary Financial Results {Graphic}

Key Debt Metrics {Graphic}

Hedging Update {Graphic}

Oil and Gas Price Risk Management Gain (Loss), net
	Q1 2008	Q4 2007	2007 Annual
Unrealized	$(39.9)	$(5.8)	$(4.4)
Realized	$(2.4)	$4.1	$7.2

•	As PDC’s production increases and the percentage of the overall production increases relative to Partnership volumes, our total hedged volumes have increased.

Forward Production Hedged
YE 2005:                      8 Bcfe
YE 2006:                      8 Bcfe
YE 2007:                      40 Bcfe
Q1 2008:                      48 Bcfe

•	Because prices have risen during early 2008 and volumes hedged have increased,
–	higher quarterly realized and unrealized losses from derivatives may result
–	we may realize prices in 2008 that are higher than initial guidance

Hedges in Place
		Oil			Gas
		% Volume Hedged	Average Floor/ Swap Price	Average Ceiling Price	% Volume Hedged	Average Floor/ Swap Price	Average Ceiling Price
Q1 2008	Swaps	57%	$84.20	-	2%	$8.62	-
Q1 2008	Collars	0%	-	-	35%	$5.97	$10.77
Q1 2008	Floors	0%	-	-	27%	$5.79	-
	Total Q1 2008	57%	$84.20	-	64%	$5.98	$10.77
2008	Swaps	59%	$91.48	-	53%	$7.79	-
2008	Collars	0%	-	-	14%	$7.57	$10.43
	Total 2008	59%	$91.48	-	67%	$7.74	$10.43
2009	Swaps	53%	$90.52	-	13%	$8.47	-
2009	Collars	0%	-	-	34%	$6.21	$9.78
	Total 2009	53%	$90.52	-	47%	$6.84	$9.78
2010	Swaps	41%	$92.96	-	3%	$9.13	-
2010	Collars	0%	-	-	0%	-	-
	Total 2010	41%	$92.96	-	3%	$9.13	-
2011	Swaps	0%	-	-	2%	$9.63	-
2011	Collars	0%	-	-	0%	-	-
	Total 2011	0%	-	-	2%	$9.63	-
2012	Swaps	0%	-	-	1%	$9.89	-
2012	Collars	0%	-	-	0%	-	-
	Total 2012	0%	-	-	1%	$9.89	-

See Slide 2 regarding Forward Looking Statements

2008 Guidance Update Key Factors Driving Changes
•	$40 million increase in CAPEX in 2008
–	20 additional Grand Valley wells
–	Anticipated production increase of .5 Bcf in 2008 and 5.9 Bcfe in 2009
•	Impact of derivative positions and increased prices
•	$6 million in additional G&A costs due to Executive Leadership transitions
•	Updated production costs due to netting the revenue and expense impact of the Partnerships

2008 Guidance Update Financial Metrics {Graphic}

2008 Guidance UpdateOperating & Credit Metrics {Graphic}

EBITDA and Adjusted Net Income Reconciliation ($ in thousands)

	Q1 2008	Q4 2007	2007	2006	2005
Net Income	$(13,928)	$8,198	$33,209	$237,772	$41,452
Income Taxes	(8,202)	5,470	20,981	149,637	24,676
Interest, net	4,661	3,851	6,617	(5,607)	(681)
Depreciation, depletion and amortization	21,131	19,987	70,844	33,735	21,116
Gain on sale of leaseholds	-	-	-	(328,000)	-
EBITDA (1)	$3,662	$37,506	$131,651	$87,537	$86,563

(1)  2006 Gain on sale of leaseholds related to the Marathon sale (1031 restricted funds)

Management believes EBITDA is relevant because it is a measure of cash available to fund the Company’s capital expenditures and service its debt and is a widely used industry metric which allows comparability of our results with our peers.

	Q1 2008	Q4 2007	2007
Net Income (Loss)	$(13,928)	8,198	$33,209
Unrealized Derivative Losses	39,899	5,761	4,417
Tax Effect	(14,787)	(2,304)	(1,709)
Adjusted Net Income	$11,184	$11,654	$35,917

Management believes Adjusted Net Income is relevant because it is a measure of cash available to fund the Company’s capital expenditures and service its debt and is a widely used industry metric which allows comparability of our results with our peers.

See Slide 2 regarding Forward Looking Statements

Adjusted Cash Flow from Operations Reconciliation ($ in thousands)

Adjusted Cash Flow from Operations	Q1 2008	Q1 2007
Net Cash Provided by (Used In) Operating Activities	$48,789	$(32,738)
Changes in Assets & Liabilities	(8,401)	52,532
Adjusted Cash Flow from Operations	$40,388	$19,794

Management believes Adjusted Cash Flow from Operations is relevant because it is a measure of cash available to fund the Company’s capital expenditures and service its debt and is a widely used industry metric which allows comparability of our results with our peers.

See Slide 2 regarding Forward Looking Statements

Petroleum Development Corporation
Q1 2008 Earnings Release
May 13, 2008
Steven R. Williams, CEO
Richard W. McCullough, President & CFO
NASDAQ GSM:PETD